                                                                     EXHIBIT 4.8




                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                                   between

                          LEEMILT'S PETROLEUM, INC.

                                     and

                      FLEET BANK OF MASSACHUSETTS, N.A.

                         dated as of October 27, 1995

                           LEEMILTS PETROLEUM, INC.

                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                              Table of Contents


                                                                      Page
                                                                      ----
SECTION 1.  DEFINITIONS.............................................     1
SECTION 2.  THE LOANS...............................................     8

   2.1.     The Loans...............................................     8
   2.2.     [Intentionally Deleted].................................     8
   2.3.     The Master Note; Collateral Notes.......................     8
   2.4.     Interest on the Loans...................................     9
   2.5.     Conversion Options......................................    10
   2.6.     Overdue Amounts.........................................    11
   2.7.     Mandatory Repayment.....................................    11
   2.8.     Optional Prepayment.....................................    11
   2.9.     Method of Computing Interest............................    12
   2.10.    Place and Method of Payments............................    12
   2.11.    Application of Payments.................................    12
   2.12.    Indemnity...............................................    12
   2.13.    Security; Guaranty......................................    12
   2.14.    Release of Liens........................................    12
   2.15.    Closing Fee.............................................    13

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF
                THE BORROWER........................................    13

   3.1.     Authority; Ownership....................................    13
   3.2.     Title to Properties; Absence of Liens...................    14
   3.3.     No Default or Violation of Law..........................    14
   3.4.     Environmental Compliance and
                Storage Tank Regulations............................    14
   3.5.     Enforceability of the Loan Documents....................    16
   3.6.     Use of Proceeds.........................................    16
   3.7.     Financial Statements....................................    16
   3.8.     No Material Changes.....................................    16
   3.9.     No Material Adverse Contracts, Etc......................    17
   3.10.    Compliance With Other Instruments,
                Laws, Etc...........................................    17
   3.11.    Governmental Approvals..................................    17

   3.12.    Taxes...................................................    17
   3.13.    Franchises, Copyrights, Etc.............................    18
   3.14.    Litigation..............................................    18
   3.15.    No Events of Default, Etc...............................    18
   3.16.    Chief Executive Offices.................................    18
   3.17.    Collateral..............................................    18
   3.18.    Leases..................................................    19
   3.19.    True Copies of Charter Documents........................    19
   3.20.    Guaranteed Pension Plans................................    19
   3.21.    Disclosure..............................................    19
   3.22.    Subsidiaries............................................    19

SECTION 4.  CONDITIONS OF LOANS.....................................    20

   4.1.     Conditions Precedent to the Loan........................    20

SECTION 5.  AFFIRMATIVE COVENANTS...................................    21

   5.1.     Punctual Payment........................................    21
   5.2.     Conduct of Business.....................................    21
   5.3.     Compliance with Agreement and
                Contracts...........................................    22
   5.4.     Insurance...............................................    22
   5.5.     Payment of Taxes........................................    23
   5.6.     Compliance with Law.....................................    23
   5.7.     Notification of Material Litigation,
                Default, Etc........................................    23
   5.8.     Financial Statements, Certificates and
                Other Information...................................    24
   5.9.     Notice of Material Change...............................    25
   5.10.    Inspection of Properties and Books......................    25
   5.11.    ERISA...................................................    25
   5.12.    Change of Name..........................................    25
   5.13.    Maintenance of Office...................................    26
   5.14.    Further Assurances......................................    26
   5.15.    Collateral Notes........................................    26
   5.16.    Flood Insurance.........................................    26
   5.17.    Environmental Events....................................    26
   5.18.    Environmental Assessments...............................    27

SECTION 6.  NEGATIVE COVENANTS......................................    27

   6.1.     Liens...................................................    27

        6.2.    Merger, Sale of Assets and Termination
                        of Leases.........................................   28
        6.3.    Sale of Stations..........................................   29
        6.4.    Compliance with Environmental Laws........................   29

SECTION 7.      EVENTS OF DEFAULT; ACCELERATION...........................   30

SECTION 8.      REMEDIES ON DEFAULT, ETC..................................   33

        8.1.    Foreclosure on Collateral.................................   33
        8.2.    Demand Under Guaranty Agreement...........................   33
        8.3.    Set-off...................................................   33
        8.4.    Pursue Other Remedies.....................................   34

SECTION 9.      EXPENSES..................................................   34

SECTION 10.     NOTICE, ETC...............................................   34

SECTION 11.     MISCELLANEOUS.............................................   35

SECTION 12.     CONSENTS, AMENDMENTS, WAIVERS,
                 ACKNOWLEDGEMENTS, ETC....................................   35

SCHEDULE I              STATIONS
SCHEDULE 3.4            ENVIRONMENTAL COMPLIANCE
SCHEDULE 5.4            REQUIRED INSURANCE

EXHIBIT A               MASTER NOTE
EXHIBIT B               [INTENTIONALLY DELETED]
EXHIBIT C               HAZARDOUS WASTE INDEMNIFICATION
                        AGREEMENT
EXHIBIT D               FORM OF LEASE DOCUMENTS
EXHIBIT D-1             NON-GASOLINE SERVICE STATION LEASES

                          LEEMILT'S PETROLEUM, INC.

                            AMENDED AND RESTATED
                               LOAN AGREEMENT


        This Amended and Restated Loan Agreement (this "Loan Agreement") is entered into as of the 27th day of October, 1995, by and between Leemilt's Petroleum, Inc., a New York corporation (the "Borrower") having its principal office at 125 Jericho Turnpike, Jericho, New York 11753 and Fleet Bank of Massachusetts, N.A., a national banking association (the "Bank").

        This Loan Agreement amends and restates, but is not in satisfaction or cancellation of the underlying obligations under, or the promissory notes referred to in, the Loan Agreement dated as of December 7, 1987 between the Borrower and Bank of New England, N.A., (the "Original Loan Agreement"). The Bank is the successor by name change to Fleet National Bank of Boston, which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for New Bank of New England, N.A., which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for Bank of New England, N.A. This Loan Agreement is secured by the Bank's mortgage liens and security interests in property of the Borrower created pursuant to the agreements and instruments executed and delivered by the Borrower in connection with the Original Loan Agreement. This Loan Agreement shall in no way release, impair or interrupt the continued perfection and priority of such mortgage liens and security interests in favor of the Bank as collateral security for
the obligations of the Borrower hereunder.   The Loans hereunder are in
continuance of, and not in satisfaction or cancellation of, the loans made to the Borrower pursuant to the Original Loan Agreement.

        Section 1. DEFINITIONS. (a) The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

        Affiliate means any Person directly or indirectly, through one or more intermediaries, controlling, controlled or under common control with any other Person.

        Agreement means this Loan Agreement, including the Exhibits and Schedules hereto, as originally executed, or, if this Loan Agreement is amended, modified or supplemented, as so amended, modified or supplemented.

        Appraised Value, with respect to any particular Station, means the value of such Station, as set forth in an appraisal of the Station's real estate, such appraisal to be in form, substance and methodology satisfactory to the Bank and prepared by an independent appraiser approved by the Bank.

        Appraised Value of Real Estate means the aggregate appraised value attributed to the real estate constituting the Stations, as set forth in the appraisal report of R.M. Bradley & Company to the Bank of New England, N.A. dated November 23, 1987.

        Approved Station means any Station in respect of which (a) the Bank has received a survey satisfactory (i) to the Bank and (ii) to First American Title Insurance Company, such that First American Title Insurance Company has (A) deleted the survey exception from the title insurance policy on such Station,
(B) issued to the Bank an endorsement stating that the property described in the survey of such Station is the same property as the property described in the Mortgage (or any amended mortgage revising such description as reflected in a corrective deed) on such Station, and (C) issued to the Bank a standard encroachment and easement endorsement with respect to such Station and (b) the Bank has issued to the Borrower a certificate stating that the conditions specified clause (a) above have been satisfied with respect to such Station; and Approved Stations means all such Stations.

        Bank means Fleet Bank of Massachusetts, N.A., a national banking association, successor by name change to Fleet National Bank of Boston, which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for New Bank of New England, N.A., which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for Bank of New England, N.A.

        Bank's Special Counsel means Bingham, Dana & Gould of Boston, Massachusetts, or such other counsel selected by the Bank from time to time to represent it in connection with the Loan Documents.

        Borrower means Leemilt's Petroleum, Inc., a New York corporation.

        Business Day means a day on which banks in Boston, Massachusetts are open for the transaction of banking business.

        CERCLA has the meaning set forth in Section 3.4 hereof.

        Closing Date means the date on which this Agreement has been executed and delivered by all parties thereto.

        Code means the Internal Revenue Code of 1986, as amended.

        Collateral means all of the Stations and all of the other properties, assets and rights of the Borrower subject to the lien of any of the Mortgages.

        Collateral Notes has the meaning set forth in Section 5.15 hereof.

        Conversion Request means a notice given by the Borrower to the Bank of the Borrower's election to convert all or any portion of the Loans in accordance with Section 2.5.

        Default means any event or condition which with the lapse of time or the giving of notice, or both, would become an Event of Default.

        Dollars or $ means dollars in lawful currency of the United States of America.

        Drawdown Date means the date on which all or any portion of the Loans are converted or continued in accordance with Section 2.5.

        Earnings Before Interest, Taxes, Depreciation and Amortization means the consolidated earnings (or loss) excluding any extraordinary gain or loss from the operations of Getty and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes, interest expense, depreciation or amortization for such period, determined in accordance with generally accepted accounting principles.

        Environmental Laws has the meaning set forth in Section 3.4 hereof.

        EPA has the meaning set forth in Section 3.4 hereof.

        ERISA means the Employee Retirement Income Security Act of 1974, as amended.

        Escrow Agreement means the escrow agreement to be entered into between the Borrower and the Bank which is referenced in Section 6.3 hereof.

        Eurocurrency Reserve Rate means for any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which the Bank or any participant or assignee of the Bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The
Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

        Event(s) of Default means any of those events described in Section 7 hereof.

        Funded Debt to EBITDA Ratio means the ratio of (i) the sum of Getty's total funded indebtedness for borrowed money (including obligations with respect to leases which would be capitalized) as carried on the balance sheet of Getty in accordance with generally accepted accounting principles other than trade debt or similar obligations incurred in the ordinary course of business on the last day of the fiscal quarter to (ii) Getty's Earnings Before Interest, Taxes, Depreciation and Amortization, for the period of four consecutive fiscal quarters, ending on the last day of the fiscal quarter referred to in clause
(i) above.

        Getty means Getty Petroleum Corp., a Delaware corporation.

        Guaranteed Pension Plan means any pension plan maintained by any Person which is required to pay plan termination insurance premiums to the Pension Benefit Guaranty Corporation.

        Guaranty Agreement means the Amended and Restated Guaranty Agreement dated as of the date hereof between Getty and the Bank, as originally executed, or, if such Amended and Restated Guaranty Agreement is amended, modified, or supplemented, as so amended, modified, or supplemented, pursuant to which Getty guarantees the Borrower's obligations under this Agreement and the Notes.

        Hazardous Substances has the meaning set forth in Section 3.4 hereof.

        Hazardous Waste Indemnification Agreement means the Amended and Restated Hazardous Waste Indemnification Agreement dated as of the date hereof between the Borrower, Getty and the Bank, as originally executed and substantially in the form of Exhibit C hereto or, if such Amended and Restated Hazardous Waste Indemnification Agreement is amended, modified or supplemented, as so amended, modified or supplemented.

        Indebtedness means all indebtedness for borrowed money or credit received (including obligations with respect to leases which would be required to be capitalized and carried on the balance sheet of the Borrower in accordance with generally accepted accounting principles) other than trade debt or other similar obligations incurred in the ordinary course of business.

        Initial Appraised Value, with respect to any particular Station, means the appraised value of such Station, as set forth in an appraisal report of R.M. Bradley & Company to the Bank of New England, N.A. dated November 23, 1987.

        Interest Payment Date means (i) as to any Prime Rate Loan, the first day of the calendar month; (ii) as to any LIBOR Rate Loan in respect of which the Interest Period is (A) 90 days or less, the last day of such Interest Period and (B) more than 90 days, the date that is (i) 90 days from the first day of such Interest Period and (ii) the last day of such Interest Period.

        Interest Period means with respect to the Loans, (i) initially, the period commencing on the Drawdown Date of the Loans and ending on the last day of one of the periods set forth below, as selected by the Borrower (A) for any Prime Rate Loan, the last day of the calendar month; (B) for any LIBOR Rate Loan, 30, 60, 90 or 180 days; and (ii) thereafter, each period commencing on the first day of the next Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

        (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

        (b) if any Interest Period with respect to a Prime Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

        (c) if the Borrower shall fail to give notice as provided in Section 2.5, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Prime Rate Loan and the continuance of any Prime Rate Loan as a Prime Rate Loan on the last day of the then current Interest Period with respect thereto; and

        (d) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the Loan Maturity Date shall end on the Loan Maturity Date.

        LIBOR Business Day means any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other LIBOR market as may be selected by the Bank in its sole discretion acting in good faith.

        LIBOR Rate means for any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Bank at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by
(ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

        LIBOR Rate Loan means all or any portion of the Loans bearing interest calculated by reference to the LIBOR Rate.

        Lien(s) means any mortgage, security interest, lien, pledge, charge or other encumbrance of any kind.

        Loan Documents means collectively, this Agreement, the Master Note, the Collateral Notes, the Mortgages, the Hazardous Waste Indemnification Agreement, the Guaranty Agreement and all other agreements or documents under which the Borrower creates or assumes liabilities or obligations owed the Bank with respect to the Loans or this or any other agreement or grants collateral security therefor.

        Loan Maturity Date means November 1, 2000.

        Loans means loans made by the Bank to the Borrower pursuant to Section 2 hereof.

        Master Note has the meaning set forth in Section 2.3 hereof.

        Mortgages means the mortgages or deeds of trust with respect to the real property of the Borrower listed on Schedule I hereto, executed and delivered by the Borrower in favor of the Bank of New England, N.A. prior to the date hereof pursuant to the Original Loan Agreement, as amended, modified, varied or supplemented.

        Notes means, collectively, the Master Note and the Collateral Notes and any note issued in exchange for or replacement of any such note pursuant to the terms hereof.

        Officer's Certificate means a certificate signed by the chairman, the president or the chief financial officer of the Person delivering such certificate.

        Original Loan Agreement means the Loan Agreement dated as of December 7, 1987 between the Borrower and Bank of New England, N.A.

        Person means any individual, corporation, partnership, trust, unincorporated association, joint stock company or other legal entity or organization and any government or agency or political subdivision thereof.

        Plan means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

        Power Test means Power Test Realty Company Limited Partnership, a New York limited partnership.

        Prime Rate means the rate of interest per annum announced from time to time by the Bank at its main office in Boston, Massachusetts as its Prime Rate.

        Prime Rate Loan means all or any portion of the Loans bearing interest calculated by reference to the Prime Rate.

        RCRA has the meaning set forth in Section 3.4 hereof.

        Reportable Event has the meaning which is assigned to that term by ERISA.

        SARA has the meaning set forth in Section 3.4 hereof.

        Stations means, collectively, all of the gasoline service stations, located at the addresses set forth on Schedule I hereto, which are owned by the Borrower and subject to a Mortgage in favor of the Bank; and Station means any one of such Stations.

        Subsidiary means, with respect to any Person that is not an individual, any other present or future corporation or other legal entity a majority of whose outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time owned directly or indirectly by such Person.

        Type means as to all or any portion of the Loans, its nature as a Prime Rate Loan or a LIBOR Rate Loan.

        (b) All terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by generally accepted accounting principles. All terms not specifically defined herein or by generally accepted accounting principles which are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts shall have the same meanings herein as therein. Each reference herein to a particular Person shall include a reference to such Person's successors and permitted assigns. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

  Section 2. THE LOANS.

        Section 2.1. The Loans. Subject to the satisfaction of all the terms and conditions set forth herein, the Bank hereby agrees to continue the loans (the "Loans") made to the Borrower pursuant to the Original Loan Agreement and outstanding on the date hereof. Any portion of the Loans which is repaid may not be reborrowed. The outstanding principal balance of the Loans on the Closing Date is $18,319,521.00.



        Section 2.2. [Intentionally Deleted.]

        Section 2.3. The Master Note; Collateral Notes.    The Loans shall be
evidenced by (a) the Amended and Restated Master Note of the Borrower in the principal amount of $18,319,521.00 dated October 27, 1995 in substantially the form of Exhibit A hereto (the "Master Note"), completed with appropriate insertions and executed and delivered to the Bank by the Borrower, and (b) Collateral Notes provided for in Section 5.15 hereof and executed and delivered to the Bank of New England, N.A. by the Borrower on December 7, 1987 (the "Collateral Notes").

        Section 2.4. Interest on the Loans.

        Section 2.4.1. Interest Rates. Except as otherwise provided in Section 2.5, the Loans shall bear interest during each Interest Period relating to all or any portion of the Loans at the following rates:

        (a) To the extent that all or any portion of the Loans bear interest during such Interest Period at the Prime Rate, the Loans or such portion shall bear interest during such Interest Period at the Prime Rate.

        (b) To the extent that all or any portion of the Loans bear interest during such Interest Period at the LIBOR Rate, the Loans or such portion shall bear interest during such Interest Period in accordance with the following schedule, such LIBOR Rate to be determined on the Drawdown Date with the applicable margin (as set forth below) to be based on the most recent statement of the Funded Debt to EBITDA Ratio delivered and certified to the Bank in accordance with Section 5.8(d) hereof and to be changed (if necessary) effective on the date of receipt by the Bank of a new statement delivered under such Section 5.8(b):



Funded Debt to EBITDA Ratio                Interest Rate
---------------------------                -------------

       .75x or less to 1                      LIBOR Rate + 1.0%
       .76x - 1.0x to 1                       LIBOR Rate + 1.125%
       1.01x - 1.24x to 1                     LIBOR Rate + 1.25%
       1.25x - 1.49x to 1                     LIBOR Rate + 1.375%
       1.50x - 1.74x to 1                     LIBOR Rate + 1.50%
       1.75x or greater to 1                  LIBOR Rate + 1.625%


        The Borrower promises to pay interest on the Loans or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

        Section 2.4.2. Notification by Borrower. The Borrower shall notify the Bank, such notice to be irrevocable, at least three (3) LIBOR Business Days prior to the Drawdown Date of the Loans if all or any portion of the Loans is to bear interest at the LIBOR Rate.

        Section 2.4.3. Amounts, etc. Any portion of the Loans bearing interest at the LIBOR Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral multiple thereof, except that if less than $2,000,000 in principal on the Loans is outstanding, then LIBOR Rate Loans may be in the amount of $500,000 or an integral multiple thereof. No
Interest Period relating to the Loans or any portion thereof bearing interest at the LIBOR Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Loans is to be made unless a portion of the Loans at least equal to such installment payment has an Interest Period ending on such date.

        Section 2.5. Conversion Options.

        Section 2.5.1. Conversion to Different Type of Loan. The Borrower may elect from time to time to convert the Loans to another Type, provided that (i) with respect to any such conversion of a LIBOR Rate Loan into another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto; (ii) with respect to any conversion of a Prime Rate Loan to a LIBOR Rate Loan or the continuation of a LIBOR Rate Loan as a LIBOR Rate Loan, the Borrower shall give the Bank at least three (3) LIBOR Business Days prior written notice of such election; and (iii) the Loans may not be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the Loans of any Type may be converted as provided herein, provided that partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof, except that if less than $2,000,000 in principal on the Loans is outstanding, then LIBOR Rate Loans may be in the amount of $500,000 or an integral multiple thereof. Each Conversion Request relating to the conversion of the Loans to a LIBOR Rate Loan shall be irrevocable by the Borrower.

        Section 2.5.2. Continuation of Type of LIBOR Loan. Any Loan of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.5.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Bank active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto.

        Section 2.5.3. LIBOR Rate Loans. Any conversion to or from a LIBOR Rate Loan shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $1,000,000 in excess thereof, except that if less than $2,000,000 in principal on the loans is outstanding, then LIBOR Rate Loans may be in the amount of $500,000 or an integral multiple thereof. In no event shall more than seven (7) LIBOR Rate Loans be outstanding at any one time.

        Section 2.6. Overdue Amounts. Overdue principal and, to the extent permitted by applicable law, overdue interest on the Loans and all other overdue amounts payable hereunder shall bear interest from the due date thereof at a rate per annum equal to two percent (2%) above the then applicable interest rate in effect as set forth in Section 2.4, payable on demand, to accrue from the due date of such principal, interest or other amount and, to the extent permitted by applicable law, to be compounded monthly until the obligation of the Borrower hereunder shall be discharged, whether before or after judgment. In addition, in the event that any principal or interest on the Loans is overdue for ten (10) days or more, the Borrower shall pay a late fee in the amount of 5% of the past due payments,

        Section 2.7. Mandatory Repayment. The Borrower promises to pay to the Bank the principal amount of the Loans in fifty-nine (59) consecutive payments of $218,089.53, such installments to be due and payable on the first day of each calendar month of each calendar year, commencing on December 1, 1995, with a final payment on the Loan Maturity Date in an amount equal to the unpaid balance of the Loans. The entire principal amount of the Loans outstanding together with all accrued interest and any other amounts owing to the Bank by the Borrower in connection with the Loans, shall be paid in full on the Loan Maturity Date.

        Section 2.8. Optional Prepayment. The Borrower shall have the right, one time each calendar quarter, upon at least 2 Business Days' notice to the Bank stating the proposed date and aggregate principal amount of the prepayment, to prepay the outstanding principal amount of any Prime Rate Loans in whole or in part on any Business Day and to prepay the outstanding principal amount of any LIBOR Rate Loan on the last Business Day of any Interest Period applicable thereto.

        Section 2.9. Method of Computing Interest. All computations of interest and other amounts payable hereunder shall be made on the basis of the actual number of days elapsed divided by 360.

        Section 2.10. Place and Method of Payments. All payments due hereunder shall be made by the Borrower to the Bank at its head office at 75 State Street, Boston, Massachusetts 02109, in immediately available funds, for the account of the Bank without setoff, counterclaim or any other deduction whatsoever. Any payment required hereunder to be made on a day which is not a Business Day shall be made on the next succeeding Business Day.

        Section 2.11. Application of Payments. All payments of principal on the Loans shall be applied first to reduce the principal balance of the Master Note until such time as the outstanding principal balance of the Loans equals the aggregate principal amount of the Collateral. Notes, following which any further payments shall be applied to reduce the balances owing on the Collateral Notes in such order or preference as the Bank, in its sole discretion, may determine.

        Section 2.12. Indemnity. The Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against any loss, cost or expense that the Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Conversion Request relating thereto in accordance with Section 2.5.1 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such Loans.

        Section 2.13. Security; Guaranty. All amounts due hereunder and under the Master Note, the Collateral Notes and the other Loan Documents shall be secured pursuant to the Mortgages and shall be guaranteed pursuant to the Guaranty Agreement, and all such amounts shall be entitled to the benefits of such instruments and documents.

        Section 2.14. Release of Liens. Upon a determination by the Bank that, notwithstanding the exercise by the Borrower of its reasonable good faith effort to cause any Station to become an Approved Station, such Station will not become an Approved Station, the Bank will, at the request of the Borrower, release its lien on such Station.

        Section 2.15. Closing Fee. The Borrower agrees to pay to the Bank on the date of this Agreement a closing fee in the amount of $45,798.81 (which equals .25% of the principal amount of the Loans outstanding on the date of this Agreement).

        Section 3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants to the Bank that on and as of the date hereof:

            Section 3.1. Authority Ownership.

            (a) Organization; Good Standing. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of New York, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and
      (iii) is in good standing and is duly authorized to do business in each jurisdiction where the nature of its properties or its business requires such qualification and in which failure so to qualify would materially adversely affect its business or financial condition.

            (b) Authorization. The execution, delivery and performance of the Loan Documents to which the Borrower is a party and the transactions contemplated thereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all proper corporate proceedings required to make the Loan Documents the valid and enforceable obligations they purport to be, (iii) will not contravene any provision of law, the charter documents or by-laws of the Borrower or any other material agreement, instrument or undertaking binding upon the Borrower, and (iv) do not require any approval or consent of, or filing with, any governmental agency or authority.

            (c)   Ownership.     Getty owns 100% of the issued and outstanding
      capital stock of the Borrower and there are no outstanding commitments, options, warrants, calls or other agreements or obligations (whether written or oral) binding on the Borrower or which require or could require the Borrower to issue, sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of (i) any securities exchangeable for or convertible into or carrying any rights to acquire any other right of any kind in the capital of the Borrower, or (ii) any options, warrants or any other rights to acquire any right of any kind in the capital of the Borrower.

                Section 3.2. Title to Properties; Absence of Liens. The Borrower has good and marketable title to all of the Stations and all properties and assets of whatever nature used in connection with the operation of the Stations, free from all Liens except Liens permitted by the provisions of
Section 6.1 hereof.

                Section 3.3. No Default or Violation of Law. The Borrower is not in default in any material respect under any contract, agreement or obligation or in violation in any material respect of any law, decree or regulation applicable to it or its properties or business operations, which default or violation could result in an impairment of the ability of the Borrower to fulfill its obligations under the Loan Documents or a material impairment of the financial position or business prospects of the Borrower.

                Section 3.4. Environmental Compliance and Storage Tank Regulations. The Borrower has complied in all material respects with all applicable requirements of the Solid Waste Disposal Act of 1970, as amended, including, without limitation, requirements that owners of underground storage tanks notify state and local agencies of the existence of such tanks. The Borrower is also in compliance in all material respects with underground storage tank regulations pertaining to underground leak detection and inventory audit procedures.

The Borrower has taken all appropriate steps consistent with petroleum industry practices to investigate the present condition and usage of the Stations and the operations conducted thereon and, based upon such investigation, has determined that:

                (a) The Borrower is not in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrower.

                (b) Except as provided in Schedule 3.4(b) hereto, the Borrower has not received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                (c) except as set forth on Schedule 3.4(c) attached hereto, to the best knowledge of Borrower, (i) no portion of any Stations has been used for the handling, processing storage or disposal of Hazardous Substances except in accordance with applicable
         Environmental Laws; (ii) no underground tank or other underground tank storage receptacle for Hazardous Substances is located on any portion of the Stations, (iii) in the course of any activities conducted by the Borrower, no Hazardous Substances have been generated or are being used at the Stations except in accordance with applicable
         Environmental Laws; (iv) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened release of Hazardous Substances on, upon, into or from the properties of the Borrower, which releases would have a material adverse effect on the value of the Stations taken as a whole; (v) there have been no releases on, upon, from or into any real property in the vicinity of any of the Stations which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of the Stations taken as a whole; and (vi) in addition, any Hazardous Substances that have been generated on any of the Stations have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental laws; and

         (d) except as set forth on Section 3.4(d), the Borrower is not subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal of remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

                Section 3.5. Enforceability of the Loan Documents. Upon execution by the parties hereto and thereto, each of the Loan Documents to which the Borrower is a party will be the valid and legally binding obligation of the Borrower, enforceable against it in accordance with the terms thereof, except to the extent that the enforcement of the rights and remedies of the Bank may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies, and the availability of equitable remedies may be subject to the discretion of the court before which any proceeding thereof is brought.

                Section 3.6. Use of Proceeds.

                (a) The proceeds of the Loans shall be used to refinance the existing indebtedness of the Borrower under the Original Loan Agreement.

                (b) No proceeds of the Loans will be used in violation of the provisions of Regulations G, U, or X of the Board of Governors of the Federal Reserve System.

                Section 3.7. Financial Statements. The Borrower has furnished to the Bank the audited financial statements of the Borrower as at January 31, 1995 and the unaudited financial statements of the Borrower as at July 31, 1995. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the Borrower as at the date thereof and its results of operations for the periods covered thereby.

                Section 3.8. No Material Changes. Since July 31, 1995, there has been no materially adverse change in the assets, liabilities, condition

(financial or otherwise), operations, properties (including intangible properties) or business of the Borrower.

                Section 3.9. No Materiallv Adverse Contracts, Etc.  The
Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or agreement which has or is expected, in the judgment of the Borrower, to have any materially adverse effect on the business of the Borrower.

                Section 3.10. Compliance With Other Instruments, Laws, Etc. The Borrower is not in violation of any provision of its charter documents or by-laws or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in any of the foregoing cases in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower.

                Section 3.11. Governmental Approvals. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

                Section 3.12. Taxes. (a) The Borrower has filed all federal, state and local tax returns which are required to be filed, and has paid all taxes shown on such tax returns and all other due and payable taxes, assessments and governmental charges of which the Borrower has knowledge, except those being contested in good faith by appropriate proceedings and as to which there have been set aside reserves adequate under generally accepted accounting principles with respect to such tax, assessment or charge so contested. All known deficiencies finally resulting from examinations of any such returns by the respective taxing authorities have been discharged or reserved against. The Borrower has set up reserves which are adequate under generally accepted accounting principles for the payment of all federal, state and local taxes for the years that have not been audited by the respective tax authorities.

                (b) As to the real estate constituting the Stations, the Borrower has filed all tax returns of any nature which are required to be filed in connection therewith and has paid all taxes shown on such tax returns and all other due and payable taxes, assessments and other governmental charges of which the Borrower has knowledge.

          Section 3.13. Franchises Copyrights, Etc. The Borrower possesses all franchises, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

          Section 3.14. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, or any properties or rights of the Borrower, which, if adversely determined, would materially impair the ability of the Borrower to carry on its business substantially as now conducted or would materially adversely affect the financial condition of the Borrower.

          Section 3.15. No Events of Default, Etc. No Event of Default has occurred and is continuing. No event has occurred and is continuing, and no condition exists within the knowledge of the Borrower which would, with notice or the lapse of time, or both, constitute an Event of Default.

          Section 3.16. Chief Executive Offices. Until the Bank receives notice of a change, the chief executive offices of the Borrower and the offices where all the records and books of account of the Borrower are kept shall be located at 125 Jericho Turnpike, Jericho, New York 11753.

          Section 3.17. Collateral.

          (a) All the obligations of the Borrower to the Bank under or in respect of the Loan Documents will, at all times from and after the execution and delivery of the Mortgages and all appropriate filings or recordings thereof, be entitled to all the benefits of and be secured by each of such Mortgages.

          (b) No financing statement which names the Borrower as a debtor and which relates to any of the Collateral has been filed in any jurisdiction in the United States or any state thereof pursuant to Article 9 of the Uniform Commercial Code of any state, and the Borrower has not signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement in any such jurisdiction, other than with respect to Liens permitted by the provisions of Section 6.1 hereof, which Liens do not affect any of the property subject to the Mortgages.

          (c) No mortgages, chattel mortgages, assignments, statements of assignment, security agreements or deeds of trust have been filed by any Person or Persons with respect to any part of the property or assets of the Borrower constituting any part of the Collateral, except for mortgages and security agreements permitted by the provisions of Section 6.1 hereof.

          Section 3.18. Leases. Any lease of any kind with respect to any Station is and will be subject and subordinate to the Mortgage relating to such Station, and is and will be substantially in the form of one or more of the attachments included in Exhibit D annexed hereto, except for leases for uses other than as gasoline service stations, as indicated on Exhibit D-1 hereto.

          Section 3.19. True Copies of Charter Documents. The Borrower has furnished or caused to be furnished to the Bank true and complete copies of the charter documents and by-laws of the Borrower, together with any amendments thereto.

          Section 3.20. Guaranteed Pension Plans. The Borrower does not contribute to any Guaranteed Pension Plans. The Borrower does not contribute to any multiemployer pension plans.

          Section 3.21. Disclosure. No material representation or warranty made by the Borrower in any Loan Document or in any agreement, instrument, document, certificate, statement or letter furnished to the Bank by or on behalf of the Borrower in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. There is no fact known to any officer of the Borrower which materially adversely affects, or which, in the best judgment of any officer of the Borrower, would in the future materially adversely affect, the financial position, business, operations or affairs of the Borrower.

          Section 3.22. Subsidiaries. The Borrower has no Subsidiaries.

      Section 4. CONDITIONS OF LOANS.

            Section 4.1. Conditions Precedent to the Loans. The obligation of the Bank with respect to the Loans hereunder on the Closing Date is subject to the following conditions precedent:

                (a) Loan Documents, Etc. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto, and shall be in full force and effect on the date hereof. Executed original counterparts of each of the Loan Documents shall have been furnished to the Bank.

                (b)   Corporate Action.   The Bank shall have received
            certified copies of all documents relating to the due authorization and execution of the Loan Documents as the Bank may request.

                (c) [Intentionally Deleted.]

                (d) Proceedings and Documents. The Bank shall have received all such other documents as it may request and are incidental to, or necessary or desirable in connection with, the due execution and delivery of the Loan Documents. All proceedings in (connection with the transactions contemplated by this Agreement shall be satisfactory in substance and in form to the Bank and the Bank's Special Counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank or such counsel may request. Without limiting the generality of the foregoing, the Bank shall have received all certificates, consents and other documents required to be delivered to the Bank pursuant to each of the Loan Documents.

                (e) Opinions of Counsel. The Bank shall have received from Samuel M. Jones, Esq., general counsel of the Borrower and Getty, a favorable opinion addressed to the Bank and dated the date of the execution and delivery of this Agreement, in scope and form satisfactory to the Bank.

                (f) Mortgages. The Mortgages and the appropriate financing statements and other documents with respect thereto and necessary to enable the Bank to perfect its security interests or mortgage liens thereunder shall have been duly executed by the

         Borrower and the other parties thereto and filed or recorded, as applicable, in all appropriate filing offices or other locations necessary for the perfection of such security interests or mortgage liens, and there shall have been completed all other actions necessary for the perfection of such security interests or mortgage liens.

                (g)   Title Insurance. The Bank shall have received from
         First American Title Insurance Company mortgagee policies of title insurance on all Stations, in such amounts and in form and substance as shall be satisfactory to the Bank, insuring the mortgage lien and security interest of the Bank as mortgagee under the Mortgages, subject to no prior Liens except Liens permitted by Section 6.1 hereof, together with evidence of full payment of the premiums for such title insurance policies.

                (h) Insurance. The Bank shall have received certificates of insurance for the Stations evidencing the insurance that the Borrower is required to maintain pursuant to Section 5.4 hereof, each in form and substance satisfactory to the Bank.

         Section 5. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that, so long as any of the Loans, the Master Note or any Collateral Note is outstanding, or any obligations are owed to the Bank under any of the Loan
Documents:

         Section 5.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all in accordance with the terms hereof and of the Notes.

         Section 5.2. Conduct of Business. The Borrower will:

               (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory), and franchises, licenses, material trademarks and service marks, and copyrights;

               (b) keep true and accurate records and books of account, prepared in accordance with generally accepted accounting principles, consistently applied; and

               (c) cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and continue to engage primarily in the business now conducted by it and in related businesses, except as may otherwise be permitted under Section 16.2 of the Guaranty Agreement.

               Section 5.3. Compliance with Agreements and Contracts. The Borrower will observe, conform to and comply with the provisions of its charter documents and by-laws, all leases (including without limitation those relating to any of the Stations), and all agreements and instruments by which it or any of its properties may be bound.

               Section 5.4. Insurance. The Borrower will at all times maintain the minimum insurance coverages described on Schedule 5.4 hereto and such other insurance as the Bank may reasonably require from time to time. Notwithstanding and without limiting the foregoing, the Borrower will keep each Station continuously insured, in amounts sufficient to prevent the Borrower from being a coinsurer of any loss under the applicable policies, but in any event in amounts not less than the amounts specified on Schedule 5.4 hereto, as to property, casualty and liability. All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by the Bank, (a) shall be in form satisfactory to the Bank, (b) shall be issued by companies satisfactory to the Bank, (c) shall be maintained in full force and effect, and copies thereof shall be delivered to the Bank, with copies of receipts for premiums prepaid, (d) shall provide that losses are payable to the Bank pursuant to a loss-payable-to-mortgagee clause which is, as to each Station, standard in the jurisdiction in which such Station is situated, not subject to contribution, (e) shall not be invalidated or adversely affected and shall be payable to the Bank notwithstanding any act or omission of the Borrower or any employee thereof or any defense the insurer may have to payment of the same to the Bank or to any person holding any other interest in any Station, (f) shall be primary and without any right of contribution as to any other insurance carried by or for the Borrower and shall be endorsed to state that all terms and conditions except for limits of liability shall operate in the same manner as if there were a separate policy covering each insured, (g) with respect to property insurance, shall provide for full repair and replacement coverage without allowance for depreciation, and (h) shall provide for at least sixty (60) days notice to the Bank of cancellation, termination or material change. The Borrower shall deliver to the Bank photocopies of policies for such public liability, property damage and worker compensation insurance as they are issued and/or renewed promptly after receipt thereof by the Borrower, together with certificates of insurance with respect thereto.

               Section 5.5. Payment of Taxes. The Borrower will cause to be paid and discharged, before the same shall become in default, all due and payable lawful taxes, assessments and governmental charges or levies imposed upon it or upon its properties, sales or activities or upon the income and profits thereon, or upon any part thereon, or for labor, materials and supplies, which, if unpaid, might become a lien or charge upon such property or any part thereof, provided that the provisions of this Section 5.5 shall not require to be paid and discharged any such tax, assessment, charge, levy, or claim so long as the same shall be actively contested in good faith by appropriate proceedings and as to which there shall have been set aside reserves adequate with respect to such tax, assessments, charge, levy or claim so contested, and provided further that such tax or other sum shall be paid before it gives rise to a lien against any property of the Borrower.

               Section 5.6. Compliance with Law. The Borrower will (a) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including Environmental Laws, noncompliance with which would have a materially adverse effect on the business, operations or financial condition of the Borrower or the ability of the Borrower to fulfill its obligations under this Agreement or the other Loan Documents, and
(b) promptly obtain, maintain, apply for renewal, and not allow to lapse, any authorization, consent, approval, license or order, and accomplish any filing or registration with, any court or judicial, administrative or governmental authority, which may be or may become necessary in order that it perform all of its obligations under this Agreement or the other Loan Documents and in order that the same may be valid and binding and effective in accordance with their terms and in order that the Bank may be able freely to exercise and enforce any and all of its rights under this Agreement or the other Loan Documents.

               Section 5.7. Notification of Material Litigation, Default,
Etc. The Borrower will promptly notify the Bank of (a) the commencement of any litigation or administrative proceeding initiated against it (if it has knowledge of the same) which is likely to involve any material risk of any material judgment or liability not substantially covered by insurance or which may otherwise result in a materially adverse change in the assets, financial condition or business of the Borrower, and (b) the occurrence of any Default or Event of Default. The Borrower will promptly give notice to the Bank of the occurrence of any material default under any other material instrument or agreement to which the Borrower is a party (if it has knowledge of the same), and if any person shall give any notice or take any other action in respect of a claimed default under any other evidence of Indebtedness, indenture, note or other obligation as to which the Borrower is a party or obligor, whether as principal or surety, the Borrower shall promptly give written notice thereof to the Bank, describing the notice or action and the nature of the claimed default.

          Section 5.8. Financial Statements, Certificates and Other Information. The Borrower will furnish to the Bank:

          (a) as soon as available but in any event within forty-five (45) days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower, an unaudited consolidated balance sheet for the Borrower and its Subsidiaries as at the end of such quarter, and an unaudited consolidated statement of income and statement of changes in financial position for the Borrower and its Subsidiaries for the period commencing with the end of the preceding fiscal year and ending with the end of such quarter, together with a certificate of the chief financial officer of the Borrower stating that such financial statements fairly present the financial condition of the Borrower as of the date thereof and have been prepared in accordance with generally accepted accounting principles consistently applied subject, however, to year-end adjustments;

          (b) as soon as available but in any event within ninety (90) days after the end of each fiscal year, an unaudited consolidated balance sheet for the Borrower and its Subsidiaries as at the end of such fiscal year, and an unaudited consolidated statement of income and statement of changes in financial position for the Borrower and its Subsidiaries for such fiscal year, together with a certificate of the chief financial officer of the Borrower stating that such financial statements fairly present the financial condition of the Borrower as of the date thereof and have been prepared in accordance with generally accepted accounting principles consistently applied; and

          (c) to the extent available, if at all, as soon as available but in any event within one hundred eighty (180) days after the end of each fiscal year, any CPA management letters prepared for Getty or the Borrower relating to the annual audit;

          (d) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter of Getty and ninety

        (90) days after the end of each fiscal year of Getty, a statement from Getty of the Funded Debt to EBITDA Ratio as of the end of the most recent fiscal quarter of Getty, together with a certificate of the chief financial officer of Getty stating that such statement fairly and accurately reflects the Funded Debt to EBITDA Ratio as of the end of the most recent fiscal quarter of Getty and is prepared in accordance with generally accepted accounting principles consistently applied; and



           (e) with reasonable promptness, such other information relating to the business or financial affairs of the Borrower as the Bank may reasonably request.



            Section 5.9. Notice of Material Change. The Borrower will promptly notify the Bank of any materially adverse change in its financial condition, business or operations.



            Section 5.10. Inspection of Properties and Books. The Bank or any of its designated representatives shall have the right to visit and inspect any of the properties of the Borrower, to examine the books of account of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank may desire.

            Section 5.11. ERISA. The Borrower will promptly notify the Bank of any Reportable Event (other than a Reportable Event as to which the Pension Benefit Guaranty Corporation has waived the applicable 30-day notice requirement pursuant to the provisions of ERISA) or any notice of termination of any Plan under Sections 4041 or 4042 of ERISA. The Borrower shall not permit any employee pension benefit plan (as that term is defined in Section 3 of ERISA) maintained by the Borrower to (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code which might result in a material liability for the Borrower, or (b) incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not waived, or (c) terminate any such benefit plan in a manner which could result in the imposition of any material lien or encumbrance on the assets of the Borrower under Section 4068 of ERISA.

            Section 5.12. Change of Name. The Borrower will notify the Bank five days in advance of any proposed change in its corporate name, and the Borrower will duly execute and deliver appropriate financing statements and other documents necessary to enable the Bank to maintain continuously perfected security interests under the Mortgages and shall take all other actions requested by the Bank necessary to maintain the perfection and priority of such security interests.



          Section 5.13. Maintenance of Office. The Borrower will maintain its chief executive office in Jericho, New York, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Bank, where notices, presentations and demands to or upon the Borrower in respect of the Notes may be made.



          Section 5.14. Further Assurances. The Borrower shall at any time or from time to time execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank, in each case further and more perfectly to effect the purposes of this Agreement and the other Loan Documents.



          Section 5.15. Collateral Notes. In addition to the Master Note, the Borrower agrees that with respect to any or all of the real estate interests to be made subject to Mortgages, it will execute and deliver to the Bank such collateral notes ("Collateral Notes") as the Bank and the Borrower may agree upon, it being understood, however, that (a) the aggregate of all payments or recoveries on such Collateral Notes and the Master Note shall not exceed the outstanding principal amount of the Loans on the date of this Agreement plus any and all interest, fees and other amounts owed the Bank hereunder or under the Loan Documents, and (b) any payments or recoveries on such Collateral Notes shall be credited to the principal of the Loans outstanding and such interest, fees or other amounts in such order of application as the Bank may determine. All Collateral Notes shall be payable to the order of the Bank, on demand.



          Section 5.16. Flood Insurance. If at any time during the term of this Agreement any of the real property of the Borrower or any portion thereof is designated a "Flood Hazard Area" pursuant to the Flood
Disaster Protection Act of 1973 or any amendments or supplements thereto, the Borrower shall obtain flood insurance in such total amount as the Bank may from time to time require and shall otherwise comply with the National Flood Insurance Program as set forth in said Act.



          Section 5.17 Environmental Events. The Borrower will promptly give notice to the Bank (i) of any violation of any Environmental Law that the Borrower reports in writing or is reportable by the Borrower in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency, and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including any notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower. The Borrower covenants and agrees that if any release or disposal of Hazardous Substances shall occur or shall have occurred at any Station, Borrower will cause the prompt containment and removal of such Hazardous Substances and remediation of the Station as necessary to comply with all Environmental Laws.


        Section 5.18 Environmental Assessments. Whether or not an Event of Default shall have occurred,but only in the event that facts or circumstances have come to the attention of the Bank reasonably indicating (i) that the use or operation of any Station does not comply with any Environmental Law or (ii) the presence of Hazardous Substances in the soil or water at any Station, the Bank may request that Borrower deliver to the Bank all information pertaining to such occurrence or condition available to the Borrower and that Borrower inform the Bank of any proposed actions by the Borrower to correct or rectify such occurrence or condition. If, upon review of such material provided by the Borrower concerning such occurrence or condition and the Borrower's plans with respect thereto, the Bank is not satisfied in its reasonable discretion that such plans will promptly correct or rectify such occurrence or condition the Bank may obtain one or more environmental assessments or audits of any such affected Station prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Substances are present in the soil or water at such Station and (ii) whether the use and operation of such Station complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Station including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Bank deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

    Section 6. NEGATIVE COVENANTS. The Borrower covenants and agrees that, so long as any of the Loans, the Master Note or any Collateral Note is outstanding, or any obligations are owed to the Bank under any of the Loan
Documents:



        Section 6.1. Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any properties or assets owned by it constituting all or any portion of the Collateral, except:

                (a) Liens and security interests granted in favor of the Bank pursuant to the terms of any of the Loan Documents;



                (b) Liens in respect of taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of
        Section 5.5 hereof;



                (c) judgment Liens which shall not have been in existence for a period longer than thirty (30) days after the creation thereof, or if a stay or execution shall have been obtained, for a period longer than thirty (30) days after the expiration of such stay; and



                (d)   Liens listed as e    xceptions to any title insurance
        policy relating to the Stations delivered pursuant to Section 4.1(g).



        Section 6.2. Merger, Sale of Assets and Termination Leases.   The
Borrower will not:



                (a) consolidate or merge with or into any other Person or agree to or effect any asset acquisition or stock acquisition or otherwise alter its capital structure;



                (b) sell, lease, transfer or otherwise dispose of any of its assets other than (i) for the fair market value in cash of the assets disposed of, or (ii) in the case of Stations, in accordance with the provisions of Section 6.3 hereof; or



                (c) sell, lease, transfer or otherwise dispose of all or any substantial portion of its assets, regardless of the value to be received therefor.



        Notwithstanding the foregoing, the Borrower is permitted to consolidate or merge with or into Getty or any of its Subsidiaries, provided that (i) if the Borrower is not the surviving corporation of such consolidation or merger, the Borrower will cooperate with the Bank in causing to be executed and delivered to the Bank such instruments and documents as the Bank shall reasonably request to ensure that the surviving corporation of such consolidation or merger assumes all of the Borrower's obligations to the Bank pursuant to the Loan Documents and (ii) after giving effect to such consolidation or merger no Default or Event of Default exists.

        Section 6.3. Sale of Stations.  The Borrower will not sell any
Station except upon the election of the Borrower one of the following: (a) repayment of the Loans in an amount at least equal to the Initial Appraised Value of such Station, (b) the substitution of one or more gasoline station properties with a purchase price paid by the Borrower in an arms' length transaction equal to or greater than the Initial Appraised Value of the Station sold, or (c) the deposit into an escrow account pursuant to an Escrow Agreement between the Borrower and the Bank to be entered into by the Borrower and the Bank on mutually satisfactory terms and conditions of an amount at least equal to the Initial Appraised Value for such Station. Prior to the sale of any Station, in the case of repayment under Clause (a) above or use of the escrow under Clause (c) above, the Borrower shall pay to the Bank an amount at least equal to the Initial Appraised Value for such Station, and in the case of use of the escrow under Clause (c), such amount shall be held by the Bank pursuant to the Escrow Agreement. Promptly after receipt of such payment pursuant to either Clause (a) or Clause (c) the Bank will release the Mortgage relating to the Station to be sold. The Bank shall hold such funds paid under Clause (c) in escrow for a period not to exceed nine (9) months after the receipt thereof. If, at the end of such nine (9) month period or such shorter period as the Borrower may elect, the Borrower has not substituted a Station(s) pursuant to Clause (b) above, the Bank shall upon notice to the Borrower apply the escrowed funds to the payment of the Loans. Any station(s) substituted for a Station in accordance with the provisions of this Section 6.3 shall, prior to or at the time of such sale, be made subject to a Mortgage on terms equivalent to those
in effect with regard to the Station sold.   Upon satisfaction of the
conditions for substitution hereunder, any substituted station shall become a Station hereunder and, where the Bank has not previously released the Station as provided herein, the Bank shall release the Mortgage relating to the Station to be sold; the Bank shall pay to the Borrower any escrowed funds held relating to such Station. All properties purchased for substitution shall be purchased from third parties at a price which approximates fair market value and the Borrower shall provide to the Bank upon its request any information relating to the purchase of any Station and any agreements or instruments in connection therewith. Without the prior written consent of the Bank, the Borrower may not sell, over the term of the Loans, which for purposes hereof shall include the sale of Stations from December 7, 1987 (the date of the Original Loan Agreement) to the Loan Maturity Date, (x) more than forty (40) Stations in the aggregate or (y) such lesser number of Stations as have Initial Appraised Values aggregating $9 million or more.



        Section 6.4.  Compliance with Environmental Laws. The Borrower will not
(i) use any of the Stations or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, (ii) cause or permit to be located at any of the Stations any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with applicable Environmental Laws, (iii) generate any Hazardous Substances at any of the Stations, (iv) conduct any activity at any of the Stations or use any of the Stations in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or at the Stations or (v) otherwise conduct any activity at any Station or use any Station in any manner that would violate any Environmental Law or bring such Station in violation of any Environmental Law.



        Section 7. EVENTS OF DEFAULT; ACCELERATION. If any of the following events ("Events of Default") shall occur:




                (a) the Borrower shall fail to pay the principal owing on any of the Notes or shall default in the payment of any principal obligation under any of the Loan Documents when the same shall become due and payable, whether at maturity or at any date fixed for payment or prepayment or by acceleration or otherwise; or



                (b) the Borrower shall fail to pay any interest owing on any of the Notes, or any other sums due hereunder or under any of the Loan Documents when the same shall become due and payable, whether at maturity or at any date fixed for payment or prepayment or by acceleration or otherwise; or



                (c) any representation or warranty made in writing by or on behalf of the Borrower or Getty herein or in any of the other Loan Documents or in connection with any of the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made or deemed made; or





                (d) the Borrower shall default in the performance of or compliance with any term, covenant or provision applicable to it contained in Section 6 hereof, provided, that with respect to any Lien incurred without the consent or voluntary action of the Borrower, the Borrower shall have ten (10) days after the Borrower receives knowledge of the existence of such Lien in which to discharge such Lien, provided, however, that the Borrower may contest such Lien in good faith so long as (i) the enforcement thereof is stayed, (ii) the

        Borrower has set aside reserves therefor which are adequate under generally accepted accounting principles or has furnished the Bank with security therefor acceptable to the Bank, and (iii) such contest does not involve any material risk of foreclosure, sale, forfeiture or loss of, or imposition of any Lien on, other than a Lien permitted by
        Section 6.1 hereof, any Station; or



                (e) the Borrower shall default in the performance of or compliance with any term, covenant or provision applicable to it contained in Section 5 hereof and such default shall not have been remedied within ten (10) days after written notice thereof shall have been given to the Borrower by the Bank; or



                (f) Getty shall default in the performance of or compliance with any term, covenant or provision applicable to it contained in the Guaranty Agreement and such default shall not have been remedied within ten (10) days after written notice thereof shall have been given to Getty by the Bank; or



                (g) the Borrower shall default in the performance of or compliance with any other material term, covenant or provision contained herein, other than those referred to in Section Section 7(d) and (e) hereof, or in any of the other Loan Documents and such default shall not have been remedied within ten (10) days or such longer period of time as is provided for in any other Loan Documents after written notice thereof shall have been given to the Borrower by the Bank; or



                (h) Getty shall fail to make any payment required to be made under any lease or rental agreement between Getty and Power Test as and when such payment shall be due after giving effect to applicable grace periods or shall fail to make any payment under any Loan Document to which Getty is a party when the same shall become due and payable after giving effect to applicable grace periods, or shall default in the performance of or compliance with any term, covenant or provision contained in any Loan Document to which Getty is a party after giving effect to applicable grace periods; or



                (i) the Borrower or Getty (i) shall fail to pay at maturity or within any applicable period of grace, any obligation for money borrowed or credit advanced, (ii) shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit advanced, and such failure would permit the acceleration of the indebtedness evidenced or secured by such agreement, or (iii) shall have received notice of the existence of a default resulting from its failure to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing money borrowed or credit advanced, and such default shall continue without waiver thereof beyond any period of grace provided with respect thereto; or



                (j) the Borrower or Getty shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay or shall generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of it or of any substantial part of its assets or shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or similar law of any jurisdiction, now or hereafter in effect or shall take any action to authorize or in furtherance of any of the foregoing; or



                (k) any such petition or application shall be filed or any such proceeding shall be commenced against the Borrower or Getty and shall remain undischarged for a period of more than 30 days after the filing or commencement thereof or a decree or order shall be entered appointing any such trustee, custodian, liquidator or receiver, or adjudicating such entity a bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief shall be entered in respect of such entity in an involuntary case under federal or state bankruptcy laws as now or hereafter in effect; or



                (l) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or Getty which, with other outstanding final judgments, undischarged, against the Borrower or Getty, as the case may be, exceeds in the aggregate $50,000; or



                (m) any of the Loan Documents shall for any reason cease to be in full force and effect in accordance with its terms or the validity or enforceability thereof shall be contested by the Borrower or Getty, or Getty shall take any action to withdraw, disaffirm or limit in any way its obligations under the Guaranty Agreement; or

                (n) any Reportable Event which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States district court of a trustee to administer any Plan shall have occurred and be continuing, or any Plan shall be terminated, in either case in circumstances giving rise to liabilities which are material in amount or otherwise having a materially adverse effect on the financial condition of the Borrower, or a trustee shall be appointed by a United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan;



then and in any such event, so long as the same may be continuing, the Bank may by notice to the Borrower declare all amounts owing to the Bank on or pursuant to the Loan Documents to be forthwith due and payable, whereupon, as of the date of any such notice, the same shall forthwith mature and be and become immediately due and payable together with interest thereon as well as all other amounts then owing on or pursuant to the Loan Documents, without presentment, demand, protest or notice, all of which are hereby waived, provided that in the event of any Event of Default specified in Section Section 7(j) and (k) hereof, all such amounts shall be and become forthwith due and payable automatically and without any requirement of notice from the Bank.



                Section 8. REMEDIES ON DEFAULT, ETC. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Bank may, in addition to accelerating the Loans, do any one or more of the following acts, as the Bank in its sole and complete discretion may elect:



                Section 8.1. Foreclosure on Collateral. Institute legal proceedings to foreclose upon and against the Collateral under the Mortgages, and exercise any other right, power, privilege or remedy which may be available to a secured party under the Uniform Commercial Code or other applicable law, to recover all amounts then due and owing under the Loan Documents.



                Section 8.2. Demand Under Guaranty Agreement. Make demand under the Guaranty Agreement for full or partial payment of the Notes and all other sums due hereunder or under the other Loan Documents.



                Section 8.3. Set-off. Regardless of the adequacy of any collateral, apply to or set-off, without prior notice to the Borrower or Getty, against the payment of obligations of the Borrower or Getty under the Loan Documents and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or Getty to the Bank, any deposits or other sums credited by or due from the Bank (including, without limitation, any foreign branches of the Bank) to the Borrower or Getty and any securities or other property of Borrower or Getty in the possession of the Bank; provided that the Bank will promptly thereafter notify the Borrower or Getty, as the case may be, of any such set-off.



                      Section 8.4. Pursue Other Remedies. Proceed to protect and enforce all or any of its rights, remedies, powers and privileges under this Agreement, the Notes and the other Loan Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement or any of the other Loan Documents, or in aid of the exercise of any power granted to the Bank herein or therein.



                Section 9. EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Borrower will (a) reimburse the Bank for all its reasonable out-of-pocket expenses (including but not limited to the reasonable attorneys' fees and disbursements of the Bank's Special Counsel and other reasonable attorneys' fees and disbursements) incurred or expended in connection with the preparation or interpretation of this Agreement and the other Loan Documents or any amendment hereof or thereof, (b) pay any fees incurred in connection with any appraisal of any Station or any property proposed to be substituted for any Station, (c) reimburse the Bank for its expenses incurred or expended in connection with the enforcement of any obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or any litigation, proceeding, dispute or so-called "workout" in any way related to the Loans, (d) pay any taxes (including any interest and penalties in respect thereof), other than the Bank's federal and state income or franchise taxes, payable on or with respect to the transactions contemplated by this Agreement (the Borrower hereby agreeing to indemnify the Bank with respect thereto) and (e) pay and hold the Bank and any holder of any Note harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and to save the Bank and the holder of any Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.



                Section 10. NOTICE, ETC. All notices and other communications made or required to be given pursuant to this Agreement shall be deemed delivered if in writing (or in the form of a telecopy confirmed by letter) addressed as provided below and if either (a) actually delivered at said address, or (b) in the case of a letter, five Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

          (i) if to the Borrower, at 125 Jericho Turnpike, Jericho, New York 11753, Attention: John J. Fitteron, Senior Vice President and Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving such notice; or

          (ii) if to the Bank, at 75 State Street, Boston, Massachusetts 02109, Attention: Thomas F. McNamara, Vice President, or at such other address for notice as the Bank shall last have furnished in writing to the Person giving such notice,

     Section 11. MISCELLANEOUS. This Agreement is subject to final acceptance in the Commonwealth of Massachusetts. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws thereof. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Bank would otherwise have. Whether or not any Loans are outstanding, this Agreement shall continue in full force and effect until all obligations of the Borrower under any of the Loan Documents have been fully paid. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement or any amendment may be executed in separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by each of the parties hereto. This Agreement and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in Section 12 hereof of this Agreement.

     Section 12. CONSENTS, AMENDMENTS, WAIVERS, ACKNOWLEDGMENTS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Bank may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Bank.



      No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as a sealed instrument as of the date first set forth at the beginning of this Agreement.





                                        LEEMILT's PETROLEUM, INC.



                                        By:    John J. Fitteron
                                           ------------------------
                                           John J. Fitteron
                                           Senior Vice President



                                        FLEET BANK OF MASSACHUSETTS, N.A.




                                        By:  Thomas F. McNamara
                                            ----------------------
                                            Thomas F. McNamara
                                            Vice President

      AMENDED AND RESTATED GUARANTY AGREEMENT, dated as of October 27, 1995, by and between GETTY PETROLEUM CORP., a Delaware corporation having its principal place of business at 125 Jericho Turnpike, Jericho, New York 11753 (the "Guarantor") and FLEET BANK OF MASSACHUSETTS, N.A. (the "Bank").

      This Amended and Restated Guaranty Agreement amends and restates the Guaranty Agreement dated as of December 7, 1987 between the Guarantor and Bank of New England, N.A. The Bank is the successor by name change to Fleet National Bank of Boston, which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for New Bank of New England, N.A., which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for Bank of New England, N.A.

      In order to induce the Bank to refinance loans in the principal amount of $18,319,521.00 to Leemilt's Petroleum, Inc., a New York corporation and a wholly owned Subsidiary of the Guarantor (the "Borrower"), pursuant to an Amended and Restated Loan Agreement dated as of the date hereof by and between the Borrower and the Bank (the "Loan Agreement"), the Guarantor is entering into this Agreement with the Bank pursuant to which the Guarantor guarantees the payment and performance in full of all of the Obligations (as that term is hereinafter defined).

      Accordingly, in consideration of the Bank's commitment to refinance loans to the Borrower pursuant to the Loan Agreement and in consideration of the premises and of the covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Definitions. The following terms shall have the meanings set forth in this Section 1 hereof or elsewhere in the provisions of this Agreement referred to below:

      Agreement means this Amended and Restated Guaranty
Agreement as originally executed, or, if this Amended and Restated Guaranty Agreement is amended, modified or supplemented, as so amended, modified or supplemented.

      Bank means Fleet Bank of Massachusetts, N.A.

      Borrower means Leemilt's Petroleum, Inc., a New York corporation.



      Contingent Liabilities means any guaranties, endorsements, agreements to purchase or provide funds for the payment of obligations of others, or other liabilities which would be classified as contingent in accordance with generally accepted accounting principles consistently applied, excluding, however, endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business.



     Guarantor means Getty Petroleum Corp., a Delaware corporation.



      Loans means the loans from the Bank to the Borrower pursuant to the terms of the Loan Agreement.



      Loan Agreement means the Amended and Restated Loan Agreement dated as of the date hereof between the Borrower and the Bank, as originally executed, or if amended, modified or supplemented, as so amended, modified or supplemented.



      Notes means, collectively, the Amended and Restated Master Note and the Collateral Note(s), or if amended, modified or supplemented, as so amended, modified or supplemented, and any note issued in exchange for or replacement of any such note pursuant to the terms of the Loan Agreement.



      Obligations means all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrower to the Bank for the payment of money now or hereafter owing or incurred (including, without limitation, reasonable costs and expenses incurred by the Bank in attempting to collect or enforce any of the foregoing) which are chargeable to the Borrower and which arise under or pursuant to the Loan Agreement or the Notes, accrued in each case to the date of payment hereunder, and Obligation means any one of the Obligations.



      Other Business(es) has the meaning set forth in Section 16.2 hereof.



      Subsidiary means, with respect to any Person that is not an individual, any other present or future corporation or other legal entity a majority of whose outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time owned directly or indirectly by such Person.



      All other capitalized terms used herein which are defined in the Loan Agreement have the meanings ascribed to them therein, unless they are expressly otherwise defined herein.



      Section 2.   Guaranty of Payment.


      Section 2.1. Guaranty of Payment of Obligations. The Guarantor hereby unconditionally guarantees to the Bank the payment in full of each Obligation, when and as such Obligation becomes due and payable in accordance with the terms of the Loan Agreement and the Notes, whether such Obligation is outstanding on the date hereof or arises or is incurred hereafter. The guaranty hereby made by the Guarantor is an absolute, unconditional and continuing guaranty of the full and punctual payment by the Borrower of all of the Obligations in accordance with the terms of the Loan Agreement and not of their collectibility only and is in no way conditioned upon any requirement that the Bank first attempt to collect any of the Obligations from the Borrower or resort to any other security, collateral or other means of obtaining payment of any of the Obligations which the Bank now has or may acquire after the date hereof, or upon any other contingency whatsoever.



      Section 2.2. Payments. If the Borrower shall fail to make any payment of any Obligation punctually when and as such obligation shall become due and payable and such failure shall continue beyond the period of grace, if any, applicable thereto, then the Guarantor hereby agrees to make such payment of such Obligation, in funds immediately available to the Bank, upon written demand by the Bank.



     Section 2.3. Continuing Security of this Agreement. This Agreement and the rights, remedies, powers and privileges of the Bank hereunder shall not in any way be prejudiced or affected by an intermediate payment by the Borrower of any part of the Obligations. This Agreement and the obligations of the Guarantor hereunder shall be in addition to and shall not in any way be prejudiced or affected by any other collateral or other security or guarantees now or hereafter held by the Bank for all or any part of the Obligations, and every right, remedy, power or privilege given to the Bank hereunder shall be in addition to and not a limitation of any and every other right, remedy, power or privilege vested in the Bank under any other collateral. No assurances, security or payment of any of the Obligations which is avoided under any enactment relating to bankruptcy, liquidation or insolvency, and no release, settlement or discharge given or made by the Bank on the faith of any such assurance, security or payment shall prejudice or affect the right of the Bank to recover from the Guarantor to the full extent of the guaranty hereby made by the Guarantor as if such assurance, security, payment, release, settlement or discharge (as the case may be) had never been given or made.


     Section 3.   Demands for Payment.  Each demand for payment pursuant to
Section 2.2 hereof shall be made in accordance with the terms of Section 18 hereof. Demands for payment hereunder may be made on any number of occasions. A dated statement signed by an officer of the Bank and setting forth the amount of the Obligations at the time owing to the Bank, or (as the case may be) setting forth the amount of the obligations at the time owing by the Guarantor to the Bank pursuant to Section 9 hereof, shall, save for manifest error, be prima facie evidence thereof as between the Guarantor and the Bank in any legal proceedings against the Guarantor in connection with this Agreement.


     Section 4. Waivers of Notice, Assent, Etc. The Guarantor hereby waives notice of acceptance of this Agreement, notice of any and all loans or advances made or other financial accommodations extended to the Borrower by the Bank under the Loan Agreement, notice of the occurrence of any Default or Event of Default or of any demand upon the Borrower for any payment under the Loan Agreement, notice of any action at any time taken or omitted by the Bank under or in respect of the Loan Agreement or any of the Obligations, any requirement of diligence or to mitigate damages and, generally, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise expressly provided hereby), the Loan Agreement or any of the Obligations. The Guarantor hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Bank at any time or times in respect of any default by the Borrower in the performance or satisfaction of any term, covenant, condition or provision of the Loan Agreement, any amendment, modification or waiver to the Loan Agreement, the Notes or any other Loan Document, any and all other indulgences whatsoever by the Bank in respect of any of the Obligations or otherwise, the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations, the addition, substitution or release, in whole or in part, of any person or persons (other than the Borrower) primarily or secondarily liable in respect of any of the Obligations or any other events or circumstances which might constitute a legal or equitable discharge of a surety or guaranty. Without limitation of the generality of the foregoing, the Guarantor assents to any other action or delay in acting or failure to act on the part of the Bank, including, without limitation, any failure strictly or diligently to assert any right or pursue any remedy or to mitigate damages or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 4 hereof, afford grounds for terminating, discharging or relieving the Guarantor, in whole or in part, from any of its absolute and unconditional obligations hereunder, it being the intention of the Guarantor that, so long as any of the Obligations remains unsatisfied, the obligations of the Guarantor hereunder shall not be discharged except by payment and then only to the extent of such payment. The obligations of the Guarantor hereunder shall not be diminished or rendered unenforceable by any bankruptcy, winding up, reorganization, arrangement, liquidation or similar proceeding with respect to the Borrower, the Guarantor or the Bank. The guaranty hereby made by the Guarantor shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrower, the Guarantor or the Bank.

     Section 5. Place and Mode of Payments. Each payment by the Guarantor under or in respect of this Agreement shall be made to the Bank in immediately available and freely transferable funds at the Bank's office at 75 State Street, Boston, Massachusetts 02109, Attention: Thomas F. McNamara, Vice President.

     Section 6. Set-off. Regardless of the adequacy of any collateral or other means of obtaining prepayment of the Obligations, the Bank may at any time and without prior notice to the Guarantor set-off the whole or any portion or portions of any or all deposits and other sums credited by or due from the Bank to the Guarantor against amounts payable under this Agreement, whether or not any other person or persons could also withdraw money therefrom. The Bank will promptly thereafter notify the Guarantor of any such set-off.

     Section 7. Freedom to Deal with Borrower and Other Banks. The Bank shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Bank in its sole discretion deems fit, and to this end the Guarantor agrees that the Bank may in its sole discretion do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Bank may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation to the Bank of the Borrower or of any such other party, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Bank now have or acquire after the date hereof, (e) accept partial payments from the Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.


     Section 8. Election of Remedies. This Agreement may be enforced by the Bank from time to time as often as occasion therefor may arise and without any requirement on the part of the Bank first to exercise any rights against the Borrower or any other person or to exhaust any remedies available to the Bank against the Borrower or any other person or to resort to any collateral or security for any of the Obligations which is in the possession or under the control of the Bank or to resort to any other source or means of obtaining payment or enforcing payment of the Obligations or any of them.


     Section 9. Expenses. The Guarantor hereby agrees to pay upon demand by the Bank all reasonable out-of-pocket costs and expenses, including, but not limited to, court costs and expenses and the fees and disbursements of lawyers, incurred or expended by the Bank in connection with the enforcement of this Agreement, together with interest on amounts recoverable under this Section 9 hereof from the time such amounts become due until payment at the rate applicable to amounts overdue under the Loan Agreement. The covenant contained in this Section 9 hereof shall survive the payment in full of all of the Obligations.


     Section 10. Further Assurances. The Guarantor will, at any time and from time to time, upon request by the Bank, take or cause to be taken any action and execute and deliver such, if any, further documents as, in the reasonable opinion of the Bank, are necessary in order to give full effect to this Agreement and to preserve the rights, powers, privileges and remedies of the Bank hereunder.


     Section 11. Waiver of Certain Defenses.   The Guarantor hereby absolutely
and irrevocably waives, to the fullest extent permitted by law, any and all defenses which may now or hereafter exist in respect of its obligations hereunder by virtue of any statute of limitations, stay or moratorium law or other similar law now or hereafter in effect.



     Section 12. Unenforceability of Obligations Against Borrower, Etc. It is hereby agreed as a separate and independent stipulation that, if for any reason the Borrower ceases to have any legal obligation to discharge the Obligations or any of them, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, or if any of the Obligations become unenforceable against the Borrower by operation of law or for any other reason, this Agreement and the obligations of the Guarantor hereunder shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times prior to demand by the Bank for payment hereunder had been, and at the time of, such demand was, the principal debtor on all of such Obligations.


     Section 13. Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Bank and the Guarantor expressly referring to this Agreement and to the provisions so changed, waived, discharged or terminated. No such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing by the Bank and no delay or omission on the part of the Bank in exercising any right or remedy hereunder shall operate as a waiver of that or any other right or remedy hereunder or otherwise be prejudicial thereto.

     Section 14. Representations and Warranties of the Guarantor.    The
Guarantor represents and warrants to the Bank that on and as of the date hereof:


               (a) Organization; Good Standin, The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing and is duly authorized to do business in each jurisdiction where the nature of its properties or its business requires such qualification and in which failure so to qualify would materially adversely affect its business or financial condition.



               (b)   Authorization.      The execution, delivery and performance
          of this Agreement and the transactions contemplated hereby (i) are within the corporate authority of the Guarantor, (ii)
     have been duly authorized by all proper corporate proceedings required to make this Agreement the valid and enforceable obligation it purports to be,
     (iii) will not contravene any provision of law, the charter documents or by-laws of the Guarantor or any other material agreement, instrument or undertaking binding upon the Guarantor, and (iv) do not require any approval or consent of, or filing with, any governmental agency or authority.



          (c) Enforceability. Upon execution by the parties hereto, this Agreement will be the valid and legally binding obligation of the Guarantor, enforceable against it in accordance with the terms hereof, except to the extent that the enforcement of the rights and remedies of the Bank may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies, and the availability of equitable remedies may be subject to the discretion of the court before which any proceeding thereof is brought.


     Section 14.2. Governmental Approvals. No approval or consent or filing with any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Guarantor of this Agreement.


     Section 14.3. Financial Statements. The Guarantor has furnished to the Bank
(a) the audited consolidated financial statements of the Guarantor as at January 31, 1995 and (b) the unaudited consolidated financial statements of the Guarantor as at July 31, 1995. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the Guarantor as at the respective dates thereof and its respective results of operations for the fiscal year or quarter then ended.


     Section 14.4. No Material Changes. Since July 31, 1995, there has been no materially adverse change in the assets, liabilities, financial condition or business of the Guarantor.


     Section 14.5. Compliance With Other. Instruments, Laws, Etc. The Guarantor is not in violation of any provision of its charter documents or by-laws or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in any of the foregoing cases in a manner which could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Guarantor.

     Section 14.6. Governmental Approvals. The execution, delivery and performance by the Guarantor of this Agreement and the transactions contemplated hereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

     Section 14.7. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor, or any properties or rights of the Guarantor, which, if adversely determined, would materially impair the ability of the Guarantor to carry on its business substantially as now conducted or would materially adversely affect the financial condition of the Guarantor.

     Section 14.8. Chief Executive Offices. Until the Bank receives notice of a change, the chief executive offices of the Guarantor and the offices where all the records and books of account of the Guarantor are kept shall be located at 125 Jericho Turnpike, Jericho, New York 11753.

     Section 14.9. Indebtedness. No instrument evidencing or relating to any Indebtedness of the Guarantor contains any restriction prohibiting the Guarantor from incurring any other Indebtedness or Contingent Liabilities or any provision requiring the Guarantor to maintain any minimum level of net worth or comply with any other financial covenants except for the Loan Agreement dated as of June 13, 1994 among Getty, Chemical Bank and National Westminster Bank USA.

     Section 14.10. True Copies of Charter Documents. The Guarantor has furnished or caused to be furnished to the Bank true and complete copies of the charter documents and by-laws of the Guarantor, together with any amendments thereto.

     Section 14.11. Guaranteed Pension Plans. The Guarantor does not contribute to any Guaranteed Pension Plans. The Guarantor does not contribute to any multiemployer pension plans.


     Section 14.12. Disclosure. No material representation or warranty made by the Guarantor in any Loan Document or in any agreement, instrument, document, certificate, statement or letter furnished to the Bank by or on behalf of the Guarantor in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. There is no fact known to any officer of the Guarantor which materially adversely affects, or which, in the best judgment of any officer of the Guarantor, would in the future materially adversely affect, the financial position, business, operations or affairs of the Guarantor.

     Section 15. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any of the Loans, the Master Note or any Collateral Note is outstanding, or any Obligations are outstanding:


     Section 15.1. Conduct of Business.  The Guarantor will:

          (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory), and franchises, licenses, material trademarks and service marks, and copyrights; and


          (b) keep true and accurate records and books of account, prepared in accordance with generally accepted accounting principles, consistently applied;


          (c) cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and continue to engage primarily in the business now conducted by it and in related businesses, except as may be otherwise permitted under Section 16.2 hereof.


     Section 15.2. Compliance with Agreements and Contracts. The Guarantor will observe, conform to and comply with the provisions of its charter documents and by-laws, all leases, and all agreements and instruments by which it or any of its properties may be bound.

      Section 15.3. Compliance with Law. The Guarantor will (a) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, noncompliance with which would have a materially adverse effect on the business, operations or financial condition of the Guarantor or the ability of the Guarantor to fulfill its obligations under this Agreement and (b) promptly obtain, maintain, apply for renewal, and not allow to lapse, any authorization, consent, approval, license or order, and accomplish any filing or registration with, any court or judicial, administrative or governmental authority, which may be or may become necessary in order that it perform all of its obligations under this Agreement and in order that the same may be valid and binding and effective in accordance with its terms and in order that the Bank may be able freely to exercise and enforce any and all of its rights under this Agreement.



     Section 15.4. Notification of Material Litigation, Default, Etc. The Guarantor will promptly notify the Bank of (a) the commencement of any litigation or administrative proceeding initiated against it (if it has knowledge of the same) which is likely to involve any material risk of any material judgment or liability not substantially covered by insurance or which may otherwise result in a materially adverse change in the assets, financial condition or business of the Guarantor, and (b) the occurrence of any Default or Event of Default. The Guarantor will promptly give notice to the Bank of the occurrence of any material default under any material instrument or agreement to which the Guarantor (if it has knowledge of the same) is a party, and if any person shall give any written notice or take any other action in respect of a claimed default under any other material evidence of Indebtedness, indenture, note or other obligation as to which the Guarantor is a party or obligor, whether as principal or surety, the Guarantor shall promptly give written notice thereof to the Bank, describing the notice or action and the nature of the claimed default.


     Section 15.5. Financial Statements, Certificates and Other Information. The Guarantor will furnish to the Bank:


       (a)   as soon as available but in any event within forty-five
(45) days after the end of each of the first three fiscal quarters in any fiscal year of the Guarantor, an unaudited consolidated balance sheet for the Guarantor and its Subsidiaries as at the end of such quarter, and an unaudited consolidated statement of income and statement of changes in financial position for the Guarantor and its Subsidiaries for the period commencing with the end of the preceding fiscal year and ending with the end of such quarter, together with a certificate of the chief financial officer of the Guarantor stating that such financial statements fairly present the financial condition of the Guarantor and its Subsidiaries as of the date thereof and have been prepared in accordance with generally accepted accounting principles consistently applied, subject, however, to audit and year-end adjustments;



          (b) as soon as available but in any event within ninety (90) days after the end of each fiscal year, an audited consolidated balance sheet for the Guarantor and its Subsidiaries as at the end of such fiscal year, and an audited consolidated statement of income and statement of changes in financial position for the Guarantor and its Subsidiaries for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, in each case accompanied by the opinion of and report by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing selected by the Guarantor and acceptable to the Bank, such opinion to be unqualified as to scope limitations imposed by the Guarantor, and otherwise, without qualification except as therein noted;



          (c) accompanying each set of financial statements of the Guarantor furnished pursuant to paragraph (a) or (b) above, an Officer's Certificate stating that a review of the activities of the Guarantor and the Borrower during the period covered by such financial statements has been made under the supervision of the signer with a view to determining whether, during such period, each of the Guarantor and the Borrower has kept, observed, performed and fulfilled each and every covenant and condition of each of the Loan Documents to which it is a party and either (i) stating that, to the best of his knowledge and belief, there neither exists on the date of such certificate, nor existed during such period, any default under any existing loan or credit agreement to which the Guarantor or the Borrower is a party, or (ii) if any such default under any existing loan or credit agreement to which the Guarantor or the Borrower is a party existed or exists, specifying the nature thereof, the period of existence thereof and what action the Guarantor or the Borrower, as appropriate, has taken, is taking or proposes to take with respect thereto;



          (d) accompanying each set of financial statements of the Guarantor set forth in paragraph (b) above, a certificate of the accounting firm stating that they have read a copy of this Agreement and that, in the course of their regular audit of the business of the Guarantor, which was conducted in accordance with generally accepted auditing standards, nothing has come to their attention that caused them to believe that any default under any existing loan or credit agreement to which the Guarantor or the

     Borrower is a party has occurred during the fiscal year in question or exists at the date of such certificate or, if in the opinion of such firm a default under any existing loan or credit agreement to which the Guarantor or the Borrower is a party has so existed or exists, a statement as to the nature thereof;

          (e) contemporaneously with the filing or mailing thereof, copies of such other financial statements or reports as the Guarantor shall send to its stockholders, and copies of all regular, and periodic and other reports which the Guarantor may be required to file with the Securities and Exchange Commission or any other governmental commission, department, board, bureau or agency, federal or state (including without limitation all reports on Forms 10-K, 10-Q and 8-K); and

          (f) with reasonable promptness, such other information relating to the business or financial affairs of the Guarantor as the Bank may reasonably request.

          Section 15.6. Notice of Material Change. The Guarantor will promptly notify the Bank of any materially adverse change in its financial condition, business or operations.

          Section 15.7. Inspection of Properties and Books. The Bank or any of its designated representatives shall have the right to visit and inspect any of the properties of the Guarantor, to examine the books of account of the Guarantor, and to discuss the affairs, finances and accounts of the Guarantor with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank may desire.

          Section 15.8. ERISA. The Guarantor will promptly notify the Bank of any Reportable Event (other than a Reportable Event as to which the Pension Benefit Guaranty Corporation has waived the applicable 30-day notice requirement pursuant to the provisions of ERISA) or any notice of termination of any Plan under Sections 4041 or 4042 of ERISA. The Guarantor shall not permit any employee pension benefit plan (as that term is defined in Section 3 of ERISA) maintained by the Guarantor to (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code which might result in a material liability for the Guarantor, or (b) incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not waived, or (c) terminate any such benefit plan in a manner which could result in the imposition of any material lien or encumbrance on the assets of the Guarantor under Section 4068 of ERISA.

      Section 15.9. Maintenance of Office. The Guarantor will maintain its chief executive office in Jericho, New York, or at such other place in the United States of America as the Guarantor shall designate upon written notice to the Bank, where notices, presentations and demands to or upon the Guarantor in respect of this Agreement may be made.



      Section 15.10. Further Assurances. The Guarantor shall at any time or from time to time execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank, in each case further and more perfectly to effect the purposes of this Agreement.



      Section 16. Negative Covenants. The Guarantor covenants and agrees that, so long as any of the Loans, the Master Note or any Collateral Note is outstanding, or any Obligations are outstanding:



      Section 16.1. Merger or Sale of Assets.  The Guarantor will not:

          (a) consolidate or merge with or into any other Person unless (i) after giving effect to such consolidation or merger, no Default or Event of Default exists and (ii) the Guarantor is the surviving corporation of such consolidation or merger; or



          (b) sell, lease, transfer or otherwise dispose of all or any substantial portion of its assets;



          (c) permit its ownership of the issued and outstanding capital stock of the Borrower to be less than 80%; or



          (d) cause the Borrower to have outstanding any commitments, options, warrants, calls or other agreements or obligations (whether written or oral) binding on the Borrower or which require or could require the Borrower to issue, sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of more than 19% of (i) any securities exchangeable for or convertible into or carrying any rights to acquire any other right of any kind in the capital of the Borrower or (ii) any options, warrants, or any other rights to acquire any right of any kind in the capital of the Borrower.



      Section 16.2. Lines of Business.     The Guarantor will not directly or
indirectly through a Subsidiary engage in any business other than the retail and wholesale distribution of petroleum products and the operation of convenience stores or other retail businesses related to the operation of gasoline service stations or other businesses which can reasonably be conducted at gasoline service stations, except that the Guarantor may engage in any other business (each an "Other Business" and collectively
"Other Businesses") (including the ownership and operation of petroleum refineries) acquired by the Guarantor if the aggregate purchase price
(including any direct or contingent liabilities assumed by the Guarantor in connection with such acquisition) for such Other Business, plus the aggregate purchase prices (including assumed liabilities) for all Other Businesses previously acquired by the Guarantor, does not exceed
$25,000,000. The Bank shall have the right to approve all purchase price allocations made in connection with any such acquisition of an Other
Business or Other Businesses as the same relate to compliance with this Section
16.2 hereof.



     Section 16.3. Acquisitions. The Guarantor will provide the Bank with reasonable advance notice of any proposed acquisitions of assets or stock (whether directly by the Guarantor or indirectly through a Subsidiary of the Guarantor) with respect to which the aggregate purchase price (including any assumption of liabilities) is $25,000,000 or more and will provide to the Bank all information relating to such transactions as may be reasonably requested by the Bank.



     Section 16.4. Interest Rate Protection Arrangements. The Guarantor will not and will not permit the Borrower to enter into any interest rate protection arrangements with respect to the Loans with any Person other than the Bank, unless the Guarantor shall have first requested the Bank to enter into an interest rate protection arrangement on terms and conditions proposed in good faith by the Borrower and the Bank shall have declined such request.



     Section 17. Survival of Covenants.    All covenants, agreements,
representations and warranties made herein shall be deemed to have been relied on by the Bank notwithstanding any investigation made by the Bank or on its behalf, and shall survive the execution and delivery of this Agreement.



     Section 18. Notices, Etc. (a) The Bank shall provide the Guarantor with a copy of each notice sent to the Borrower pursuant to Section 7 of the Loan Agreement. No failure of the Bank to provide any such notice shall operate to relieve the Guarantor of any of its obligations hereunder.



     (b) Except as otherwise expressly provided herein, all notices and other communications made or required to be given pursuant to this Agreement shall be deemed delivered if in writing (or in the form of a telecopy confirmed by letter) addressed as provided below and if either (i) actually delivered at said address, or (ii) in the case of a letter, five Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:



      (x) if to the Guarantor, at 125 Jericho Turnpike, Jericho, New York 11753, Attention: John J. Fitteron, Senior Vice President and Chief Financial Officer, or at such other address for notice as the Guarantor shall last have furnished in writing to the Person giving the notice; or



      (y) if to the Bank, at 75 State Street, Boston, Massachusetts 02109, Attention: Thomas F. McNamara, Vice President, or at such other address for notice as the Bank shall last have furnished in writing to the Person giving the notice.



     Section 19. Governing Law; Miscellaneous. This Agreement is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall inure to the benefit of the Bank and its successors and assigns, and shall be binding on the Guarantor and the Guarantor's successors, assigns and legal representatives. The descriptive headings of the sections hereof have been inserted herein for convenience of reference only and shall not define or limit the provisions hereof.




     Section 20. Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts together shall
constitute one and the same agreement.     In making proof of this
Agreement, it shall not be necessary to produce or account for more than one counterpart hereof executed by each of the parties hereto.

      IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of the parties hereto as an instrument under seal as of the day first above written.



                                      GETTY PETROLEUM CORP.



                                      BY:     John J. Fitteron
                                          -----------------------------------
                                      Name:   John J. Fitteron
                                      Title:  Senior Vice President and Chief
                                              Financial Officer



                                      FLEET BANK OF MASSACHUSETTS, N.A.



                                      By:    Thomas F. McNamara
                                          -----------------------------------
                                      Name:  Thomas F. McNamara
                                      Title: Vice President

      IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of the parties hereto as an instrument under seal as of the day first above written.





                                         GETTY PETROLEUM CORP.



                                         By:
                                            -----------------------------------
                                         Name:  John J. Fitteron
                                         Title: Senior Vice President and Chief
                                                Financial Officer



                                         FLEET BANK OF MASSACHUSETTS, N.A.


                                         by:    THOMAS F. McNAMARA
                                            -----------------------------------
                                         Name:  Thomas F. McNamara
                                         Title: Vice President

                                 SCHEDULE I



                       [LIST OF STATIONS AND LOCATIONS]

                                SCHEDULE 3.4

                          LEEMILT'S PETROLEUM, INC.
                               Schedule 3.4(b)



      Getty is the recipient of numerous notices, directives and orders requiring environmental investigation and remediation at certain of the Stations. Getty is also a party defendant in several lawsuits brought by private third-parties and by the Attorney General of New York seeking reimbursement for monies expended by the New York State Spill Fund.
The foregoing will not have a material affect on the business or assets of Getty or the Borrower.

                          LEEMILT'S PETROLEUM, INC.
                              Schedule 3.4(c)



      The Stations have underground storage tanks, which store gasoline and, in some instances, diesel fuel. In addition, some of the Stations have underground storage tanks, which store waste oil which may contain
Hazardous Substances, and some store No. 2 fuel oil for heating purposes. Some stations contain dry wells which may contain Hazardous Substances and the dry wells are being closed pursuant to Getty's closure program, in order to comply with the Safe Drinking Water Act and regulations promulgated thereon. All of the Stations are subleased to independent dealers who are contractually required to comply with Environmental
Laws and the inventory control program.

                          LEEMILT'S PETROLEUM, INC.
                               Schedule 3.4(d)



      Getty has retained contractors and consultants to perform environmental investigations and remediations at certain of the Stations.

                          LEEMILT'S PETROLEUM, INC.
                                Schedule 5.4



1. Property insurance to cover "all risks", including Flood (with sublimit for flood of $1,000,000) and earthquake, on a repair and replacement value basis with minimum coverage amount of $5,000,000 per occurrence with deductible not in excess of $1,000,000 for Service Stations and including All States endorsements.



2. Comprehensive general liability/automobile insurance in a minimum coverage amount of $25,000,000 with the following endorsements:



      (a)   broad form property damage;

      (b)   broad form contractual liability;

      (c)   personal injury liability; and

      (d)   products and completed operations coverage.

3.    Workers compensation insurance as required by applicable law, and
      employer's    liability  at  $1,000,000,    including   All   States
      endorsement.

                                                                  EXHIBIT A


                            AMENDED AND RESTATED
                                 MASTER NOTE







$18,319,521.00                                 Date: October 27, 1995



       FOR VALUE RECEIVED, the undersigned, LEEMILT'S
PETROLEUM, INC., a New York corporation (hereinafter, together with its successors in title and assigns, called the "Borrower"), by this promissory note (hereinafter called "this Note"), absolutely and unconditionally promises to pay to the order of FLEET BANK OF MASSACHUSETTS, N.A., a national banking association organized under the laws of the United States of America (successor by name change to Fleet National Bank of Boston, which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for New Bank of New England, N.A., which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for Bank of New England, N.A.
("BNE")) (hereinafter, together with its successors in title and assigns, called the "Bank") at the Bank's head offices at 75 State Street, Boston, Massachusetts 02109, the principal sum of Eighteen Million Three
Hundred Nineteen Thousand Five Hundred Twenty-One and No/100
Dollars ($18,319,521.00), or, if less, the aggregate unpaid principal amount of the Loans (as defined in the Loan Agreement) made by the Bank to the Borrower pursuant to the Amended and Restated Loan
Agreement between the Bank and the Borrower dated as of even date herewith (hereinafter, as executed, or if further varied, amended, modified or supplemented from time to time, as so further varied, amended, modified or supplemented, called the "Loan Agreement"), which Loan Agreement amends and restates the Original Loan Agreement referred to below.



        This Note is issued in order to amend and restate the Borrower's Master Note dated December 7, 1987, executed and delivered to the Bank in connection with the Loan Agreement between the Borrower and BNE dated as of December 7, 1987 (the "Original Loan Agreement") and is not issued in payment, satisfaction or cancellation of the obligations evidenced by the Original Note, all of which will deemed to be continued and to be evidenced by this Note. This Note is secured by the Bank's mortgage liens and security interests in property of the Borrower created pursuant to the agreements and instruments executed and delivered by the Borrower in connection with such Original Loan Agreement. The issuance of this Note by the Borrower shall in no way release, impair or interrupt the continued perfection and priority of such mortgage liens and security interests in favor of the Bank as collateral security for the obligations of the Borrower evidenced hereby.



     The Borrower promises to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable at the rates and terms in all cases in accordance with the terms of the Loan Agreement.



      The entire principal amount of this Note shall be payable by the Borrower to the holder hereof in accordance with Section 2 of the Loan Agreement.



      On November 1, 2000, the date of the final maturity of this Note, there shall become absolutely due and payable hereunder, and the Borrower hereby promises to pay to the Bank, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.



       Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest, from the date on which such amount shall have become due and payable in accordance with the terms hereof to the date on which such amount shall be paid to the Bank (whether before or after judgment), at the rate of interest in effect from time to time in accordance with the Loan Agreement. The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this Paragraph shall become absolutely due and payable by the Borrower to the Bank on demand by the Bank. Interest on each overdue amount will continue to accrue, as provided by the foregoing terms of this Paragraph, and will (to the extent permitted by applicable law) be compounded monthly until the obligations of the Borrower in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).



      All computations of interest payable as provided in this Note shall be made by the Bank on the basis of the actual number of days elapsed divided by 360.

     This Note has been executed and delivered to the Bank by the Borrower pursuant to the Loan Agreement. Under Section 3-104 of the Uniform Commercial Code of Massachusetts, this Note is not a negotiable instrument.



       Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrower hereby promises to pay to the Bank, upon demand by the holder hereof at any time, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys' fees and all other reasonable collection charges and expenses incurred or sustained by or on behalf of the holder of this Note.



      The Borrower hereby irrevocably authorizes and empowers any attorney or attorneys or the Prothonotary or Clerk of any Court of record in the Commonwealth of Pennsylvania, or in any other jurisdiction which permits the entry of judgment by confession, at any time after ten (10) days notice to the Borrower, to appear for the Borrower in such Court in an appropriate action there brought or to be brought against the Borrower at the suit of the Bank on this Note, with or without complaint or declaration filed, as of any term or time, and therein to CONFESS OR
 ENTER JUDGMENT against the Borrower for all sums due by the Borrower to the Bank under this Note and the other Loan Documents (as defined in the Loan Agreement), with or without acceleration of maturity, including all costs and attorneys' fees. For so doing, this Note or a copy hereof verified by affidavit shall be a sufficient warrant. The authority to confess judgment granted herein shall not be exhausted by any exercise thereof but may be exercised from time to time and at any time as of any term and for any amount authorized herein. The Borrower expressly authorizes the entry of repeated judgments under this Paragraph notwithstanding any prior entry of judgment in the same or any other court for the same obligation or any part thereof.



        THE BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT UNDERSTANDS THIS PROVISION FOR CONFESSION OF JUDGMENT, AND WAIVES ANY RIGHT TO NOTICE OR A HEARING WHICH IT MIGHT OTHERWISE HAVE BEFORE ENTRY OF JUDGMENT.

       The Borrower hereby absolutely and irrevocably waives notice of acceptance, presentment, notice of demand, notice of nonpayment, protest, notice of protest, notice of dishonor, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral security therefor, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.



      No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any future occasion.



        THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 10 OF THE LOAN AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.



      This Note is intended to take effect as a sealed instrument. This Note has been executed and delivered to the Bank by the Borrower in Boston, Massachusetts.

        IN WITNESS WHEREOF, this AMENDED AND RESTATED MASTER NOTE has been duly executed by the undersigned, LEEMILT's PETROLEUM, INC., on the day and in the year first above written.






                                            LEEMILT'S PETROLEUM, INC.



                                            By:
                                                ------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                   ---------------------------

                                                                  EXHIBIT C



                    Amended and Restated Hazardous Waste
                          Indemnification Agreement



      This Amended and Restated Hazardous Waste Indemnification Agreement is made as of the 27th day of October, 1995, by and among Getty Petroleum Corp. ("Getty"), Leemilt's Petroleum, Inc. (the "Borrower") and Fleet Bank of Massachusetts, N.A. (the "Bank").



                             WITNESSETH:

      WHEREAS, the Borrower duly authorized, executed and delivered to the Bank of New England, N.A. ("BNE") a Loan Agreement dated as of December 7, 1987 (the "Original Loan Agreement") which provided, upon certain terms and conditions, for the making of loans (the "Loans") by BNE to the Borrower, which Loans are secured by mortgages to BNE of certain gasoline service station properties (the "Stations") owned by the Borrower;



      WHEREAS, the Borrower, Getty and BNE entered into a Hazardous Waste Indemnification Agreement dated as of December 7, 1987 pursuant to the Original Loan Agreement, which the parties hereto desire to amend and restate;



     WHEREAS, the Borrower has duly authorized, executed and delivered to the Bank an Amended and Restated Loan Agreement of even date herewith (the "Amended Loan Agreement") which amends and restates the Original Loan Agreement;



      WHEREAS, the Bank is the successor by name change to Fleet
National Bank of Boston, which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for New Bank of New England, N.A., which was the successor in interest to the Federal Deposit Insurance Corporation, as Receiver for BNE;



      WHEREAS, the Borrower is a wholly-owned Subsidiary of Getty;

      WHEREAS, the Bank is not willing to refinance the Loans to the Borrower pursuant to the Amended Loan Agreement unless, and it is accordingly an express condition precedent to the refinancing of the Loans that Getty shall agree to indemnify the Borrower and the Bank for any and all losses, claims or liabilities arising with regard to any hazardous wastes or environmental damage or hazards attributable to or occurring at, or on the premises of, any Station;



      WHEREAS, in order to induce the Bank to refinance the Loans to the Borrower, Getty has agreed to enter into this Agreement;



      NOW THEREFORE, in consideration of these premises, and as an inducement to the Bank to refinance the Loans, Getty agrees with the Borrower and the Bank as follows:



      1.   "Agreement" means this Amended and Restated Hazardous
Waste Indemnification Agreement as originally executed or, if this Hazardous Waste Indemnification Agreement is amended, modified or supplemented, as so amended, modified or supplemented.



      2. All capitalized terms not defined herein shall have the meanings ascribed to them in the Amended Loan Agreement.



      3. Getty hereby absolutely and unconditionally covenants and agrees to indemnify and hold harmless the Borrower and the Bank and their respective successors, assigns, representatives, agents, and servants from and against any and all claims, liabilities, obligations, losses, damages, penalties, taxes, actions, suits, costs, expenses or disbursements (including reasonable attorneys' fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Borrower, the Bank or any such other person, in any way relating to or arising out of any event, occurrence, condition of, use of, or state of repair at any Station with regard to any environmental damage, real, threatened or potential, and any damage caused by any hazardous waste substance or gasoline or petroleum product contamination or damage, whether now existing or hereafter arising or occurring, or the existence of any hazardous waste substance or gasoline or petroleum contamination in, on, or around the land of any Station. Getty covenants and agrees that it will be fully responsible for the repair or replacement of all equipment at any Station, including, without limitation, underground storage tanks, connecting piping and associated machinery and equipment, whether above or below ground. It is understood and agreed that the foregoing indemnification shall include any claims or proceedings asserted by the U.S. Environmental Protection Agency or any other federal, state, local, or municipal regulatory or administrative body.

        4. So long as the Loan Documents shall remain in force and effect, the Bank shall have the right upon the terms and conditions set forth in Section
5.8 of the Loan Agreement, but not the obligation, through such representatives or independent contractors as it may designate, to enter upon the Stations and expend funds to (i) conduct environmental assessments in accordance with the terms and provisions of the Amended Loan Agreement; or (ii) cure any breach of any of the representations, warranties, covenants or conditions relating to Environmental laws or Hazardous Substances made by or imposed on the Borrower or its Subsidiaries under the Amended Loan Agreement, including environmental clean-up or remediatiion. Getty agrees to pay any amounts paid or advanced by the Bank and all costs and expenditures incurred in connection with the exercise of its rights and remedies under this Agreement including without limitation attorneys' fees, expert's fees and environmental consultant's fees. The exercise by the Bank of any of its rights or remedies in this Agreement shall not operate or be deemed to make the Bank an "owner" or "operator" of any Station of a "responsible party" within the meaning of any Environmental Law.

        5. This Agreement shall be binding upon the successors and assigns of Getty and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

        6. The terms of this Agreement and all rights and obligations of the parties hereto shall be governed by the laws of the Commonwealth of Massachusetts. Such terms, rights and obligations may not be changed, modified or amended except by an agreement in writing signed by the party against whom enforcement of such change is sought. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, but all of such counterparts shall together constitute a single instrument.

      IN WITNESS WHEREOF, this Amended and Restated Hazardous
Waste Indemnification Agreement has been duly executed as an instrument under seal as of the date first above written.





                                               GETTY PETROLEUM CORP.



                                               By:
                                                  ----------------------------
                                               Name:  John J. Fitteron
                                               Title: Senior Vice President








                                               LEEMILT'S PETROLEUM, INC.



                                               By:
                                                  ----------------------------
                                               Name:  John J. Fitteron
                                               Title: Senior Vice.  President








                                               FLEET BANK OF MASSACHUSETTS, N.A.



                                               By:
                                                  -----------------------------
                                               Name:  Thomas F. McNamara
                                               Title: Vice President